Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Donegal Group Inc.:
We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated March 13, 2007, with respect to the consolidated balance sheets of Donegal Group Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports are incorporated or appear in the December 31, 2006 annual report on Form 10-K of Donegal Group Inc.
Our report on the consolidated financial statements refers to a change in accounting for employee share based payments in 2006.
/s/  KPMG LLP
Philadelphia, Pennsylvania
May 4, 2007